UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2023

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 Winter Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 399-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	TCRX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2023, the Board of Directors (the “Board”) of TScan Therapeutics, Inc. (the “Company”) appointed R. Keith Woods, to the Board, effective December 6, 2023. Mr. Woods will serve as a Class II director until the date of the annual meeting of stockholders following the year ending December 31, 2025, or until his earlier death, resignation or removal. The Board has determined that Mr. Woods qualifies as an independent director under the listing standards of the Nasdaq Global Market. Mr. Woods was appointed to the Audit Committee (the “Audit Committee”) and Compensation Committee (the “Compensation Committee”) of the Board. The Board has determined that Mr. Woods meets the requirements for independence of Audit Committee members under the applicable listing standards of Nasdaq and the Securities Exchange Act of 1934, as amended. Effective as of December 6, 2023, the Audit Committee of the Board is composed of Mr. Woods, Katina Dorton, Gabriela Gruia and Barbara Klencke, while the Compensation Committee of the Board is composed of Mr. Woods, Stephen Biggar, Katina Dorton and Barbara Klencke. The composition of the Nominating and Corporate Governance Committee of the Board remains unchanged.

As a non-employee director, Mr. Woods will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation policy. There are no arrangements or understandings between Mr. Woods and any other person pursuant to which Mr. Woods was selected as a director, and there are no transactions between Mr. Woods and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Company’s non-employee director compensation policy, the Board granted Mr. Woods an option to purchase 17,500 shares of the Company’s voting common stock at an exercise price equal to the closing market price per share of the Company’s common stock on the Nasdaq Global Market on the date of grant. The options will vest in full upon the earlier to occur of the first anniversary of the grant date or the date of the 2024 annual meeting of stockholders of the Company, subject to Mr. Woods’ continued service on the Board.

The Company will enter into an indemnification agreement with Mr. Woods in connection with his appointment to the Board which is in substantially the same form as that entered into with the other directors of the Company, filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K filed on March 8, 2023.

A copy of the Company’s press release announcing the appointment of Mr. Woods is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by TScan Therapeutics, Inc. on December 7, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TScan Therapeutics, Inc.

Date: December 7, 2023	By:	/s/ Gavin MacBeath
Gavin MacBeath
Chief Executive Officer